UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

Form 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 31, 2006

ENERJEX RESOURCES, INC.

(Name of small business issuer in its charter)

Nevada	000-30234	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7300 West 110th, 7th Floor Overland Park, KS	66210
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (913) 693-4600

Copies of Communications to:

Stoecklein Law Group

402 West Broadway, Suite 400

San Diego, CA 92101

(619) 595-4882

Fax (619) 595-4883

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: This Form 8-K/A is being filed to amend the Current Report on Form 8-K of EnerJex Resources, Inc. (formerly Millennium Plastics Corporation) filed with the Securities and Exchange Commission on August 16, 2006. The Registrant is amending the report to include the audited financial statements of Midwest Energy, Inc., pro forma financial statements and amend the Security Ownership Table in Item 5. Please see Items 5 and 9 for the changes.

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

On July 31, 2006, we agreed to acquire Midwest Energy, Inc., a Nevada corporation, pursuant to an agreement and plan of merger by and among us, Millennium Acquisition Sub, a Nevada corporation and our wholly owned subsidiary, and Midwest Energy, Inc. The agreement and plan of merger provides that, effective on August 15, 2006, Millennium Acquisition Sub will merge with and into Midwest Energy, Inc., with Midwest Energy, Inc. as the surviving corporation, and we will issue 11,833,000 shares of our common stock in exchange for 100% of the outstanding shares of Midwest Energy, Inc. Further, concurrent with the effective time of the merger and prior to the issuance of the shares to the Midwest Energy stockholders, we will institute a 1 for 253.45 reverse split of our outstanding shares of common stock and amend our articles of incorporation to change our name to “EnerJex Resources, Inc.” Upon closing of the merger, the former stockholders of Midwest Energy, Inc. will control approximately 98% of our outstanding shares of common stock, which are estimated to be approximately 12,133,656 shares. In addition, as part of the merger, Midwest Energy, Inc. will pay us $381,000 in cash to extinguish the majority of our outstanding liabilities.

The Merger Agreement was approved by the unanimous consent of our Board of Directors and Midwest Energy, Inc. and by our majority stockholder.

Section 2 – Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets.

In conjunction with the completion of the merger with Midwest Energy, Inc. described in Item 1.01 above, effective August 15, 2006 we will acquire all of the outstanding assets of Midwest Energy, Inc. as Midwest Energy, Inc. will become a wholly owned subsidiary as a result of the merger.

Section 3 – Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

Concurrent with the effective date of the merger with Midwest Energy, Inc. we will initiate a 1 for 253.45 reverse stock split. This will reduce the number of shares of our common stock outstanding to approximately 300,656 shares.

Upon the effectiveness of the merger described in Item 1.01 above, we will issue 11,833,000 shares of our common stock to the stockholders of Midwest Energy, Inc. We believe that the issuance of the shares was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 by virtue of Section 4(2), Regulation D and/or Regulation S. The shares were issued directly by us and did not involve a public offering or general solicitation. The recipients of the shares were afforded an opportunity for effective access to files and records of our company that contained the relevant information needed to make their investment decision. We reasonably believed that the recipients, immediately prior to issuing the shares, had such knowledge and experience in our financial and business matters that they were capable of evaluating the merits and risks of their investment. The recipients had the opportunity to speak with our management on several occasions prior to their investment decision. There were no commissions paid on the issuance and sale of the shares.

Section 5 – Corporate Governance and Management

Item 5.01 Changes in Control of Registrant.

Pursuant to the merger agreement with Midwest Energy, Inc., described in Item 1.01 above, we will issue 11,833,000 shares of our common stock to the stockholders of Midwest Energy, Inc. In addition, effective August 15, 2006, we will institute a 1 for 253.45 reverse stock split, which will reduce the number of our outstanding shares of common stock to approximately 300,656. As a result of the reverse split and the issuance of the shares to the stockholders of Midwest Energy, Inc., the Midwest Energy, Inc. stockholders will hold approximately 98% of our outstanding shares of common stock. In addition, concurrent with the effective date of the merger, all of our current officers and directors will be replaced by the officers and directors of Midwest Energy, Inc. These occurrences will constitute a change in control.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS.

The following table presents information, to the best of our knowledge, about the beneficial ownership of our common stock immediately following closing of the merger, held by those persons known to beneficially own more than 5% of our capital stock and by our directors and executive officers after the merger. The percentage of beneficial ownership for the following table is based on 12,133,656 shares of common stock outstanding.

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and does not necessarily indicate beneficial ownership for any other purpose. Under these rules, beneficial ownership includes those shares of common stock over which the stockholder has sole or shared voting or investment power. It also includes (unless footnoted) shares of common stock that the stockholder has a right to acquire within 60 days after August 15, 2006 through the exercise of any option, warrant or other right. The percentage ownership of the outstanding common stock, however, is based on the assumption, expressly required by the rules of the Securities and Exchange Commission, that only the person or entity whose ownership is being reported has converted options or warrants into shares of our common stock.

Security Ownership of Management

Name of Beneficial Owner (1)	Number of Shares	Percent of Outstanding Shares of Common Stock (2)
Stephen Cochennet, CEO/President, Secretary/Treasurer and sole Director	2,000,000	16.5%
Todd Bart (3), Chief Financial Officer	100,000	0.8%
Directors and Officers as a Group	2,100,000	17.3%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security). The address of each person is care of the Midwest Energy, Inc., 7300 West 110th Overland Park Kansas 66210.

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	The 100,000 shares listed in the table represent options Mr. Bart has the right to acquire.

Security Ownership of Certain Beneficial Owners

Name of Beneficial Owner (1)	Number of Shares	Percent of Class (2)
Goran Blagojevic (3) Via Carlo Ederle 5 37126 Verona, Italy	1,290,000	10.6%
Francesco Smania Via Flli Ferroni 4 37126 Verona, Italy	800,000	6.6%
Tapco Energy Corp. 10804 Horton Street Overland Park, KS 66211	650,000	5.4%
Janett Cubitt 4213 Summit Circle Amarillo, TX 79106	650,000	5.4%
Simon Phung 65111 E. 27th Terrace Independence, MO 64055	650,000	5.4%
Lawrence Kehoe 1237 Osborne Road Pomona, KZ 66076	640,000	5.3%
Beneficial Owners as a Group	4,680,000	38.7%

(1)

As used in this table, “beneficial ownership” means the sole or shared power to vote, or to direct the voting of, a security, or the sole or shared investment power with respect to a security (i.e., the power to dispose of, or to direct the disposition of, a security).

(2)	Figures are rounded to the nearest tenth of a percent.
(3)	590,000 shares are held by Goran & Marijana Blagojevic JTTEN.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Officers.

(a)         Concurrent with the effective date of the merger all of our current directors will appoint Mr. Stephen Cochennet as a director and will subsequently resign. This will leave Mr. Cochennet as our sole director.

Stephen Cochennet, age 50, is currently the Chief Executive Officer, President, Secretary/Treasurer and sole director of Midwest Energy. From 1985 to 2002, Mr. Cochennet held executive positions with UtiliCorp United (Aquila) in Kansas City. His responsibilities included finance, administration, operations, human resources, corporate development, gas/energy marketing, and managing several new start-up subsidiaries. Prior to his experience at Aquila/UtiliCorp United, Mr. Cochennet served 6 years with the Federal Reserve System. Mr. Cochennet formed the CSC Group through which he supports a number of clients that include Fortune 500 corporations, international companies, gas/electric utilities, outsource service providers, as well as various start up organizations. The services provided include strategic planning, capital formation, corporate development, executive networking and transaction structuring. Mr. Cochennet also serves as a member of the board of directors for Terax Energy, Inc., a 34 Act reporting company. He also serves on several advisory boards. Mr. Cochennet graduated from the University of Nebraska in Lincoln with a bachelor’s degree in economics and finance.

(b)(c)   Concurrent with the effective date of the merger all of our current officers will immediately resign and the board of directors (consisting solely of Mr. Cochennet) will appoint (i) Mr. Stephen Cochennet as our Chief Executive Officer, President, Secretary and Treasurer and (ii) Mr. Todd Bart as our Chief Financial Officer.

Stephen Cochennet, see resume above.

Todd Bart, age 41, currently serves as the Chief Financial Officer of Midwest Energy, Inc. Prior From 2004 to 2006, Mr. Bart was Vice President/Controller for Bois d-Arc Energy, Inc., a NYSE company. From 1995 to 2004, Mr. Bart was the Chief Financial Officer, Secretary and Treasurer of Panaco, Inc., a 34 Act registered company. From 1992 until 1995 he worked for Yellow Freight System, Inc., a trucking company, in financial accounting and reporting. Mr. Bart is a Certified Public Accountant.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Effective August 15, 2006, our articles of incorporation will be amended to change our name to “EnerJex Resources, Inc.”. A copy of the amendment to our articles of incorporation are attached hereto as an exhibit.

Item 5.06 -Change in Shell Company Status.

We are currently considered a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended). As a result of the merger with Midwest Energy, Inc. and the amendment to this Form 8-K to attach the financial statements of Midwest Energy, Inc., we will cease to be a “shell company” as Midwest

Energy has operating assets and is currently generating revenues. Until such time as the information required by Items 9.01 (a) and (b) are filed, we will continue to be considered a “shell company”. For information about the Merger Transaction, please see the information set forth above under Item 1.01 and Item 2.01 of this Current Report, which information is incorporated hereunder by this reference.

Section 8 – Other Events

Item 8.01 Other Events.

Effective August 16, 2006, the Registrant’s trading symbol on the gray sheets will be changed to EJXR.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(a)	Financial Statements of Businesses Acquired.

MIDWEST ENERGY, INC.

FINANCIAL STATEMENTS

MARCH 31, 2006

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Midwest Energy, Inc.,

We have audited the accompanying balance sheet of Midwest Energy, Inc. as of March 31, 2006, and the related statements of operations, changes in shareholders’ equity and cash flows for the period from inception (December 30, 2005) through March 31, 2006. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of EnerJex Resources, Inc. as of March 31, 2006, and the results of their operations and their cash flows for the period from inception (December 30, 2005) through March 31, 2006 in conformity with accounting principles generally accepted in the United States.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered losses and had negative cash flows from operations that raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in the Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Weaver & Martin, LLC

Weaver & Martin, LLC

Kansas City, Missouri

October 23, 2006

Midwest Energy, Inc.

Balance Sheet

March 31,
2006
Assets
Current assets:
Cash	$ 590,432
Accounts receivable	2,549
Prepaid expenses	8,861

Total current assets	601,842

Fixed assets	17,550
Accumulated depreciation	440

Total fixed assets	17,110

Other assets:
Oil and gas properties using full cost accounting:
Properties not subject to amortization	59,582
Properties subject to amortization	243,952

Total other assets	303,534

Total assets	$ 922,486

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 49,045
Accrued liabilities	503

Total current liabilities	49,548

Asset retirement obligation	22,038

Contingencies and commitments

Stockholders' equity:
Preferred stock, $001 par value, 10,000,000
shares authorized, no shares issued and outstanding	-
Common stock $.001 par value, 50,000,000
shares authorized; 11,050,000 shares issued
and outstanding at 3/31/06	11,050
Paid in capital	1,432,718
Retained deficit	(592,868)

Total stockholders' equity	850,900

Total liabilities and stockholders' equity	$ 922,486

See notes to financial statements.

Midwest Energy, Inc.

Statement of Operations

From Inception
(12/30/05)
through
March 31,
2006

Oil and gas revenues	$2,142

Costs and operating expenses
Direct operating costs	14,599
Repairs on oil & gas equipment	40,436
Professional fees	50,490
Administrative expense	21,700
Depreciation, depletion and amortization	825
Goodwill on acquisition	468,081

Total cost and operating expenses	596,131

Loss from operations	(593,989)

Other income (expense):
Interest expense	38
Interest income	(1,159)

Total other income (expense)	1,121

Net loss	$ (592,868)

Net loss per share of common stock-basic
and diluted	$ (0.07)

Weighted average shares outstanding	8,563,044

See notes to financial statements.

Midwest Energy Inc.

Statement of Stockholders' Equity

	Common Stock
				Paid in	Retained	Stockholders'
	Per Share	Shares	Amount	Capital	Deficit	Equity

Stock issued to founders	$ 0.001	8,000,000	$ 8,000	$ (8,000)	$ -	$ -
Stock sold	0.500	3,000,000	3,000	1,415,768	-	1,418,768
Stock issued for services	0.500	50,000	50	24,950	-	25,000
Net loss for the period		-	-	-	(592,868)	(592,868)

Balance March 31, 2006		11,050,000	$ 11,050	$ 1,432,718	$ (592,868)	$ 850,900

See notes to financial statements.

Midwest Energy, Inc.

Statement of Cash Flows

From Inception
(12/30/05)
Through
March 31,
2006

Cash flows from operating activities
Net loss	$ (592,868)
Depreciation, depletion and amortization	863
Shares issued for services	25,000
Write off of goodwill on acquisition	468,081
Adjustments to reconcile net (loss) to cash used
in operating activities:
Increase in accounts receivable	(2,549)
Increase in prepaid expenses	(8,861)
Increase in accounts payable	49,045
Increase in accrued liabilities	503

Cash used in operating activities	(60,786)

Cash flows from investing activities:
Purchase of oil & gas properties	(750,000)
Purchase of equipment	(17,550)

Cash used in investing activities	(767,550)

Cash flows from financing activities:
Proceeds from sale of common stock	1,418,768

Cash provided from financing activities	1,418,768

Increase in cash & cash equivalents	590,432

Cash and cash equivalents, beginning	-

Cash and cash equivalents, end	$ 590,432

Interest paid	$ -
Income tax paid	$ -

Non cash transactions

Stock issued for services and founders	$ 33,000

See notes to financial statements.

MIDWEST ENERGY, INC.

NOTES TO FINANCIAL STATEMENTS

Note 1 - Significant Accounting Policies

Nature of Business

We are engaged in the business of producing and selling oil and natural gas. This oil and natural gas is obtained primarily by the acquisition and subsequent exploration and development of mineral leases that the company believes contain oil and natural gas. Development and exploration may include drilling new exploratory or development wells on these leases. These operations are conducted primarily in the central United States, also referred to as the mid-continent region.

The Company was formed on December 30, 2005 (“Inception”) and incorporated in the state of Nevada as Midwest Energy, Inc. In February 2006 we acquired our first oil and natural gas assets, located in Allen County, Kansas.

Basis of Presentation

The accompanying financial statements reflect the results of the Company, including its financial position as of March 31, 2006 the results of operations and cash flows for the period from Inception (December 30, 2005) through March 31, 2006.

Use of Estimates

The preparation of these financial statements requires the use of estimates by management in determining our assets, liabilities, revenues, expenses and related disclosures. Actual amounts could differ from those estimates.

Trade Accounts Receivable

Trade accounts receivable are recorded at the invoiced amount and do not bear any interest. We regularly review collectibility and establish or adjust an allowance for uncollectible amounts as necessary using the specific identification method. Account balances are charged off against the allowance after all means of collection have been exhausted and the potential for recovery is considered remote. There were no reserves for uncollectible amounts in the periods presented.

Stock-based Compensation

Common stock, warrants and options issued for services by non-employees are accounted for based on the fair market value at the date the services are performed. If the services are to be performed over a period of time the value is amortized over the life of the period that services are performed.

Income Taxes

We account for income taxes under SFAS 109, Accounting for Income Taxes. The asset and liability approach requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between the carrying amounts and the tax basis of assets and liabilities. The provision for income taxes differ from the amounts currently payable because of temporary differences in the recognition of certain income and expense items for financial reporting and tax reporting purposes

Fair Value of Financial Instruments

The carrying value of current assets and liabilities reasonably approximates their fair value due to their short maturity periods.

Earnings Per Share

Basic earnings per share is determined without the effect of any outstanding potentially dilutive stock options or other convertible securities and diluted earnings per share is determined with the effect of outstanding stock options and other convertible securities that are potentially dilutive. Potential issuable shares of common stock pursuant to outstanding stock options are excluded from the diluted computation, as their effect would be anti-dilutive.

Cash and Cash Equivalents

Cash and cash equivalents include cash in banks and certificates of deposit that mature within three months of the date of purchase.

Revenue Recognition

It is our policy to recognize revenue when title passes to our customers based on the contractual point of delivery.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is on a straight-line method using the estimated lives of the assets. (3-15 years). Expenditures for maintenance and repairs are charged to expense.

Oil and Gas Natural Gas Properties

We follow the full cost method of accounting for oil and natural gas properties. Accordingly, all costs associated with the acquisition, exploration, and development are capitalized.

All costs included in properties subject to amortization, are amortized on the unit-of-production method using estimates of proved reserves. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs. If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized. Abandonment of oil and natural gas properties are charged to the full cost pool and amortized.

Under the full cost method, the net book value of oil and natural gas properties are subject to a “ceiling” amount. The ceiling is the estimated after-tax future net cash flows from proved oil and natural gas properties, discounted at 10% per annum plus the lower of cost or fair market value of unevaluated properties. In calculating future net revenues, prices and costs in effect at the time of the calculation are held constant for the lives of the oil and natural gas reserves, except for changes that are fixed and determinable by existing contracts. The excess, if any, of the net book value above this ceiling is charged to expense.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized as income.

Long-Lived Assets

Impairment of long-lived assets is recorded when indicators of impairment are present and the undiscounted cash flows estimated to be generated by those assets are less than the assets’ carrying value. The carrying value of the assets is then reduced to their estimated fair value that is usually measured based on an estimate of future discounted cash flows. No adjustments were necessary during the period presented.

Asset Retirement Obligations

We accrue for the future plugging and abandonment of oil and natural gas assets in the period in which the obligation is incurred. We accrue costs at estimated fair value. When the related liability is initially recorded, we capitalize the cost by increasing the carrying amount of properties subject to amortization. Over time, the liability is accreted to its settlement value and the capitalized cost is depleted over the life of the related asset. Upon settlement of the liability, we recognize a gain or loss for any difference between the settlement amount and the liability recorded.

Major Purchasers

We sold all of our natural gas production to one purchaser.

Recent Issued Accounting Standards

In April 2005, the FASB issued “Accounting for Suspended Well Costs” (FSP 19-1). This position concluded that exploratory well costs should continue to be capitalized beyond twelve months when the well has found a sufficient quantity of reserves to justify its completion as a producing well, and the enterprise is making sufficient progress assessing the reserves and the economic and operating viability of the project. This guidance requires management to exercise more judgment than was previously required and also requires additional disclosure. We do not believe this statement of position will have a significant effect on the financial statements.

Note 2 - Stock Transactions

The following Common Stock transactions have taken place during the period of Inception through March 31, 2006:

At inception on December 30, 2005, 8 million shares of common stock were issued at no cost to our founders.

On March 15, 2006, we completed an offering of 3 million shares of common stock at a price of $0.50 per share. There was $81,232 in fees in connection with the offering and this was offset to paid in capital.

On March 16, 2006, we issued 40,000 shares of common stock for services rendered in connection with an acquisition of an oil and natural gas property. The value assigned to the transaction was equivalent to $.50 per share as that was the price we had most recently sold shares for. The cost was recorded as a professional fee expense.

On March 16, 2006, we issued 10,000 shares of common stock for consulting services. The value assigned to the transaction was equivalent to $.50 per share as that was the prices we had most recently sold shares for. The cost was recorded as a professional fee expense.

Note 3 – Acquisition

We acquired a 100% working interest in certain oil and natural gas assets located in Allen County, Kansas known as the Gas City field. The assets include producing wells, approximately 10,000 acres of leasehold and a gathering system with a connection to an Oneok natural gas pipeline. The purchase price for the assets was $750,000. We also recorded a $22,000 liability for the asset retirement obligation associated with the plugging and abandonment of the wells acquired. Based upon reserve reports and management’s evaluation of the acquisition, $468,081 of the purchase price was considered to be goodwill associated with unproven reserves. The goodwill was expensed at March 31, 2006.

Note 4 - Income Taxes

Deferred income taxes are determined based on the tax effect of items subject to different treatment between book and tax bases. There is approximately $531,000 of net operating loss carry-forwards, which expires in 2021. The net deferred tax for the year ended March 31, 2006 is as follows:

Non-current deferred tax asset (liabilities):
Net operating loss carry-forward	$180,000
Oil & gas properties	--
Valuation allowance	(180,000)
Total deferred tax net	$ --

A reconciliation of the provision for income taxes to the statutory federal rate for continuing operations for the period ended March 31, 2006 is as follows:

Statutory tax rate	34.0%
Non-deductible expense	-
Oil & gas property expense	-
Change in valuation	-
Allowance	<34.0%>
Effective tax rate	0.0%

Note 5 - Asset Retirement Obligations

Our asset retirement obligations relate to the abandonment of oil and natural gas wells. The amounts recognized are based on numerous estimates and assumptions, including future retirement costs, inflation rates and credit adjusted risk-free interest rates. The following shows the changes in asset retirement obligations for the financial statements presented. The accretion of $38 during the period was recorded as interest expense.

Asset retirement obligations at inception	$ --
Liabilities incurred during the period	22,000
Liabilities settled during the period	--
Accretion of liability	38
Asset retirement obligations at March 31, 2006	$ 22,038

Note 6 – Cost of Oil and Natural Gas Properties

General

The following is information related to the Company’s oil and gas development and producing activities in accordance with SFAS No. 69, “Disclosures about Oil and Gas Producing Activities”.

Results of operations from oil and natural gas producing activities

The following table shows the results of operations from the Company’s oil and gas producing activities for the period ended March 31, 2006. Results of operations from these activities are determined using historical revenues, production costs and depreciation, depletion and amortization of the capitalized costs subject to amortization. General and administrative expenses and interest expense is excluded from this determination.

Production revenues	$ 2,142
Production costs	14,599
Depletion and depreciation	385
Income taxes	-
Results of operations for producing activities	$ (12,842)

Capitalized costs of oil and natural gas producing properties

The Company’s aggregate capitalized costs related to oil and natural gas producing activities are as follows:

Proved	$ 244,337
Unevaluated and unproved	59,582
Accumulated depreciation and depletion	(385)
Net capitalized costs	$ 303,534

Unproved and unevaluated properties are not included in the Full Cost Pool and are therefore not subject to depletion or depreciation. These assets consist primarily of leases that have not been evaluated. The Company intends on evaluating its unproved and unevaluated properties, however, the timing of such evaluation has not been determined.

Capitalized costs incurred for oil and natural gas producing activities

Costs incurred in oil and natural gas property acquisition, exploration and development activities that have been capitalized are summarized below:

Acquisition of proved and unproved properties	$772,000
Development costs	--
Exploration costs	--
Total	$772,000

Note 7 - Subsequent Events

On April 28, 2006, we entered into a consulting agreement with Nunneley Oil and Gas Management to provide an evaluation of oil & gas leases and technical data. Fees for the services were 15,000 shares of our common stock. The value of the stock was based on our last sale price on the day the stock was earned and totaled $9,000.

We sold 768,000 shares of our common stock at $.60 per share since March 31, 2006. Pursuant to the sale we paid a fee of $46,000 to an individual that assisted us in obtaining capital. The fee was offset to the paid in capital recorded in the transaction.

On July 31, 2006, Millennium Plastics Corporation (MPCO) agreed to acquire Midwest Energy, Inc. (Midwest), pursuant to an agreement and plan of merger. The agreement and plan of merger provided that, effective on August 15, 2006, Millennium Acquisition Sub merged with and into Midwest, with Midwest as the surviving corporation and wholly owned subsidiary of MPCO. 11,833,000 shares of MPCO common stock were issued in exchange for 100% of the outstanding shares of Midwest. Further, concurrent with the effective time of the merger and prior to the issuance of the shares to the Midwest stockholders, there was a 1 for 253.45 reverse split of MPCO outstanding shares of common stock. Upon closing of the merger, the former stockholders of Midwest controlled approximately 98% of outstanding shares of common stock, which were 12,133,656 shares.

Midwest was considered the acquiring enterprise for financial reporting purposes. The merger was accounted for as a reverse acquisition with Midwest as the accounting acquirer and MPCO as the surviving company for legal purposes. Accordingly, the financial statements include the historical results of operations of Midwest, the accounting acquirer.

Pursuant to the merger MPCO changed its name to Enerjex Resources, Inc.

On August 16, 2006, we agreed to issue 200,000 shares to Stoecklein Law Group for professional legal services provided to us. The shares were valued at a price of $.60 per share which was the price we most recently sold shares for.

On August 16, 2006, we issued 510,000 shares of common stock to pay for liabilities assumed from MPCO. The value of the stock was based on our last sales price on the day the stock was earned ($.60 per share) and totaled $306,000.

Pursuant to an employment agreement we issued 300,000 stock options to our Chief Financial Officer Todd Bart on August 16, 2006. The options vest at 100,000 per year on the anniversary of the agreement. The options have an exercise price of $1.00 per share and they expire on August 15, 2011. The value of the options was based on the Black-Scholes pricing model and totaled $99,000.

On September 10, 2006, we entered into a consulting agreement with William Stoeckinger to assist in the assessment of well data and geology. Fees for the services were 15,000 shares of our common stock. The value of the stock was based on our last sales price on the day the stock was earned ($.60 per share) and totaled $9,000.

Effective August 7, 2006, the Company entered into a lease for office space through July 31, 2007. Commitments for lease payments total $14,800 under this lease agreement for the year ending March 31, 2007.

Note 8 – Supplemental Oil and Natural Gas Reserve Information (Unaudited)

(a) General

Our estimated net proved oil and gas reserves and the present value of estimated cash flows from those reserves are summarized below. The reserves were estimated by McCune Engineering, independent petroleum engineers, using market prices at the end of each of the years presented in the financial statements. Those prices were held constant over the estimated life of the reserves. There are numerous uncertainties inherent in estimating quantities and values of proved oil and gas reserves and in projecting future rates of production and the timing of development expenditures, including factors involving reservoir engineering, pricing and both operating and regulatory constraints. All reserves estimates are to some degree speculative, and various classifications of reserves only constitute attempts to define the degree of speculation involved. Accordingly, oil and gas reserve information represents estimates only and should not be construed as being exact.

(b)	Estimated Oil and Gas Reserve Quantities

Our ownership interests in estimated quantities of proved oil and gas reserves and changes in net proved reserves, all of which are located in the United States, are summarized below.

Gas –mcf
Proved reserves:
Balance December 30, 2005	---
Purchase of reserves-in-place	229,912
Production	(395)
Balance March 31, 2006	229,517

There were no extensions and discoveries during the year. Since this was the first year that we had reserves there was no revision of previous estimates of reserves.

Gas-mcf
Proved developed reserves at the end of the period:
Balance March 31, 2006	229,517

(c) Standardized measure of discounted future cash flows

The standardized measure of discounted future net cash flows from our proved reserves for the period presented in the financial statements is summarized below. There were no proved reserves at inception. The standardized measure of future cash flows as of March 31, 2006 is calculated using a price per Mcf of natural gas of $5.05. The gas price was the Williams/Southern Star Central spot gas price (inside FERC index) at the end of the period. The resulting estimated future cash inflows are reduced by estimated future costs to develop and produce the estimated proved reserves. These costs are based on year-end cost levels. Future income taxes are based on year-end statutory rates. The future net cash flows are reduced to present value by applying a 10% discount rate. The standardized measure of discounted future cash flows is not intended to represent the replacement cost or fair market value of the Company’s oil and gas properties.

There were no proved reserves at inception.

Period ended March 31, 2006
Future production revenue	$1,103,000
Future production costs	(775,000)
Future development costs	-
Future cash flows before income taxes	328,000
Future income taxes	-
Future net cash flows	328,000
10% annual discount for estimating of future cash flows	(84,000)
Standardized measure of discounted net cash flows	$ 244,000

(d)	Changes in Standardized Measure of Discounted Future Net Cash Flows

These statements are from inception to March 31, 2006 so there are no changes in standardized measure of discounted future net cash flows.

(b)	Pro Forma Financial Information.

EnerJex Resources, Inc., formerly known as Millennium Plastics Corporation

Unaudited Pro Forma Condensed Consolidated Financial Statements

The following Unaudited pro forma condensed consolidated financial statements and related notes are presented to show the pro forma effects of the reverse merger between Midwest Energy, Inc. (Midwest) and EnerJex Resources, Inc., formerly known as Millennium Plastics Corporation (EnerJex) on August 15, 2006.

The pro forma statement of operations will show only the Midwest operations as that entity is the surviving entity in the reverse merger and its prior history is what will be reported in future filings. The only difference is the outstanding shares as EnerJex shareholders retained 300,656 of the 12,133,656 outstanding shares after the merger.

Pro forma data are based on assumptions and include adjustments as explained in the notes to the Unaudited pro forma condensed consolidated financial statements. The pro forma data is not necessarily indicative of the financial results that would have been attained had the merger occurred on the dates of these pro forma financial statements and should not be viewed as indicative of operations in future periods. The Unaudited pro forma condensed consolidated financial statements should be read in conjunction with the notes thereto, and other financial statements contained in filings in this filing.

MIDWEST ENERGY, INC. / ENERJEX RESOURCES, INC.

PRO FORMA FINANCIAL STATEMENTS

JUNE 30, 2006

Page(s)
Pro Forma Condensed Consolidated Balance Sheet...	24
Unaudited Pro Forma Condensed Consolidated Statement of Operations For the Quarter Ended June 30, 2006...	25
Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements...	26

EnerJex Resources, Inc.

Formerly known as Millennium Plastics Corporation

Pro Forma Condensed Consolidated Balance Sheet

	Historical	Historical
	Midwest	EnerJex	Pro Forma		Unaudited
Assets	Energy, Inc.	Resources, Inc.	Adjustments		Pro Forma
Current assets:
Cash	$ 619,421	$ 3,861	$ (3,861)	1	$ 619,421
Accounts receivable	21,901	-	-		21,901
Prepaid expenses	6,646	-	-		6,646

Total current assets	647,968	3,861	(3,861)		647,968

Fixed assets	53,050	-	-		53,050
Accumulated depreciation	3,093	-	-		3,093

Total fixed assets	49,957	-	-		49,957

Other assets:
Oil and gas properties using full cost accounting:
Properties not subject to amortization	59,582	-	-		59,582
Properties subject to amortization	239,087	-	-		239,087

Total other assets	298,669	-	-		298,669

Total assets	$ 996,594	$ 3,861	$ (3,861)		$ 996,594

Liabilities and stockholders' equity
Current liabilities:
Notes payable and accrued interest	$ -	$ 533,385	$ (110,124)	1	$ 423,261
Accounts payable	48,860	323,237	(59,498)	1	312,599

Total current liabilities	48,860	856,622	(169,622)		735,860

Asset retirement obligation	22,518	-	-		22,518

Stockholders' equity:
Common stock	11,517	76,270	(75,970)	1	11,817
Paid in capital	1,712,451	2,954,289	(2,954,589)	1	1,712,151
Retained deficit	(798,752)	(3,883,320)	3,196,320	1	(1,485,752)

Total stockholders' equity	925,216	(852,761)	165,761		238,216

Total liabilities and stockholders' equity	$ 996,594	$ 3,861	$ (3,861)		$ 996,594

See notes to unaudited pro forma condensed consolidated financial statements.

EnerJex Resources, Inc.

Formerly known as Millennium Plastics Corporation

Unaudited Pro Forma Condensed Consolidated Statement of Operations

For the Quarter Ended June 30, 2006

	Historical	Historical
	Midwest	EnerJex		Pro Forma		Unaudited
	Energy, Inc.	Resources, Inc.		Adjustments		Pro Forma
Oil and gas revenues	$ 18,531	$ -		$ -		$ 18,531

Costs and operating expenses
Direct operating costs	25,380	-		-		25,380
Repairs on oil & gas equipment	114,891	-		-		114,891
Professional fees	41,050	-		-		41,050
Office and administrative costs	36,568	75,000	2	(75,000)	2	36,568
Depreciation, depletion and amortization	7,518	-		-		7,518
Impairment of goodwill	-	-		687,000		687,000

Total cost and operating expenses	225,407	75,000		612,000		912,407

Loss from operations	(206,876)	(75,000)		(612,000)		(893,876)

Other income (expense):
Interest expense	(480)	(5,341)	2	5,341	2	(480)
Interest income	1,472	-		-		1,472

Total other income (expense)	992	(5,341)		5,341		992

Net loss	$ (205,884)	$ (80,341)		$ (606,659)		$ (892,884)

Net loss per share of common stock-basic
and diluted	$ (0.02)					$ (0.08)

Weighted average shares outstanding	11,195,678				3	11,496,334

See notes to unaudited pro forma condensed consolidated financial statements.

EnerJex Resources, Inc., formerly known as Millennium Plastics Corporation

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

Basis of presentation:

The Unaudited pro forma statement of operations for the three month period ended June 30, 2006 and the Unaudited pro forma balance sheet as of June 30, 2006 are based on the Unaudited financial statements of Midwest Energy, Inc. (Midwest) and EnerJex Resources, Inc (EnerJex) (formerly known as Millennium Plastics Corporation).

Pro forma adjustments:

The Unaudited pro forma adjustments are as follows:

1.	The balance sheet adjustments result from the reverse merger. The adjustments are items that will not be carried forward to the consolidated financial statements of EnerJex.

2.

The transaction was a reverse merger whereby the financial results of Midwest are what will be the historic information and what will be used in future reporting. Therefore in the statement of operations for the period ended June 30, 2006 all financial items of EnerJex are pro forma adjustments.

3.	The weighted average shares were adjusted by the shares retained by the pre- acquisition EnerJex shareholders after the 253.45 to 1 reverse split and totaled 300,656.

(c)	Exhibits.

Exhibit Number	Description
2.3	Agreement and Plan of Merger by and among Millennium Plastics Corporation, Millennium Acquisition Sub and Midwest Energy, Inc. dated July 31, 2006
3 (i).c	Amendment to Articles of Incorporation to change name to EnerJex Resources, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

ENERJEX RESOURCES, INC.

By:/s/ Steve Cochennet

Steve Cochennet, President

Date: November 22, 2006